Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY FOR
PINNACLE ENTERTAINMENT, INC.

$450,000,000

Offer to Exchange
8.625% Senior Notes due 2017,
Which Have Been Registered Under the Securities Act of 1933,
for any and all Outstanding 8.625% Senior Notes due 2017

Pursuant to the Prospectus dated          , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By registered or certified mail,
hand or overnight delivery:
The Bank of New York Mellon Corporate Trust
Operations, Reorganization Unit
101 Barclay St. Floor 7 East
New York, NY 10286
Attention: Diane Amoroso
Facsimile transactions: (212) 298-1915 To confirm by telephone: (212) 815-2742

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.

This form or one substantially equivalent hereto must be used by a holder of the 8.625% Senior Notes due 2017 (including the guarantees thereof, the “Original Notes”) of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), to accept the Company’s offer to exchange (the “Exchange Offer”) the 8.625% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended (including the guarantees thereof, the “Exchange Notes”) for any and all outstanding Original Notes, made pursuant to the Prospectus, dated          , 2010 (the “Prospectus”), and the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) if such holder’s Original Notes are not immediately available, such holder cannot deliver their Original Notes, the Letter of Transmittal and all other required documents to the Exchange Agent prior to the Expiration Date, or such holder cannot complete the procedures for book-entry transfer on or prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus or the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the aggregate principal amount of Original Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

By so tendering the Original Notes, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Original Notes set forth in the Letter of Transmittal. The undersigned understands that tenders of Original Notes may be withdrawn pursuant to Instruction 4 of the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Original Notes listed below:

Name(s), Address(es) and		Aggregate Principal Amount of
Telephone Number(s) of		Original Notes Tendered
Registered Holder(s)	Certificate Number(s)	(if less than all)

Total Principal Amount of Original Notes Tendered:

If Original Notes will be delivered by book-entry transfer to the Depository Trust Company, please provide the account number. Account number:

PLEASE SIGN AND COMPLETE

X	Date:

X	Date:

(Signature(s) of Registered Holder or Authorized Signatory)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as their name(s) appear(s) on certificate(s) representing the Original Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 2.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):	Address:

Capacity:
(Full Title)

(Include Zip Code)

Name(s):

Capacity:	Telephone Number:
(Full Title)	(Include Area Code)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(Not to Be Used for Signature Guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an “Eligible Institution”), hereby (i) represents that the above-named persons are deemed to own the Original Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”), (ii) represents that such tender of Original Notes complies with Rule 14e-4 and (iii) guarantees that the Original Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three (3) business days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Original Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name of Firm:	Address:

By:
(Authorized Signature)

(Include Zip Code)

Name:

Title:	Telephone Number:
(Full Title)	(Include Area Code)

Date:

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder of the Original Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Depository Trust Company whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder of the Original Notes or a participant of the Depository Trust Company, the certificates representing such Original Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in any case signed by such registered holder exactly as the name(s) of the registered holder of the Original Notes appear(s) on the certificates. Signatures on the endorsement or bond power must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

If this Notice of Guaranteed Delivery is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of its authority so to act must be submitted, unless waived by the Company.

3.	Requests for Assistance or Additional Copies.

Requests for assistance relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the Notice of Guaranteed Delivery may be directed to the Exchange Agent at its address set forth on the cover of this Notice of Guaranteed Delivery.

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